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                                                                EXHIBIT 99.5
                        NOTICE OF GUARANTEED DELIVERY           ------------
                                FOR TENDER OF
                         7.00% SENIOR NOTES DUE 2005
                                      OF
                                  RPM, INC.


   The Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates of the Company's (as defined below) 7.0% Senior Notes Due 2005 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to The First National Bank of Chicago (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer - Prospectus for Tendering Old Notes" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                       THE FIRST NATIONAL BANK OF CHICAGO

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
                  By Mail:                                          By Overnight Delivery or Hand:
                  -------                                           -----------------------------
The First National Bank of Chicago                                The First National Bank of Chicago
       c/o First Chicago Trust Company                             c/o First Chicago Trust Company
                 of New York                                                 of New York
Attn:  Corporate Trust Administration  Attn:  Corporate Trust Administration
               14 Wall Street                                               14 Wall Street
             8th Floor, Window 2                                         8th Floor, Window 2
             New York, NY  10005                                         New York, NY  10005
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                  To Confirm by Telephone or for Information:

                                (212) 240-8862

                           Facsimile Transmissions:

                                (212) 240-8938

                 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                 THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

                 The undersigned hereby tenders to RPM, Inc., an Ohio corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated October 10, 1995 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer - Procedures for Tendering Old Notes."

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
Aggregate Principal                                         Name(s) of Registered Holder(s):
Amount Tendered:
                -----------------                           ------------------------------
Certificate No(s).
(if available):              ____                           Address(es):      ____________

---------------------------------                           ------------------------------

---------------------------------                           ------------------------------

If Old Notes will be tendered by                            Area Code and Telephone
book-entry transfer, provide the                            Number(s):____________________
following information:
                                                            ------------------------------
DTC Account Number:______________
                                                            Signature(s):_________________
Date:
     ----------------------------                           ------------------------------
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                             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED





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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


                 The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Note tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Note to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

                 The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes(s) tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

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
Name of Firm:
             -------------------------------------      ------------------------------------------
                                                                  (Authorized Signature)
Address:                                                Title:
        ------------------------------------------             -----------------------------------

                                                        Name:
--------------------------------------------------           -------------------------------------
                                        (Zip Code)                (Please type or print)

Area Code and
Telephone Number:                                       Date:
                 ---------------------------------           -------------------------------------
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                 NOTE:  DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED
DELIVERY.  ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE
ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL
AND ANY OTHER REQUIRED DOCUMENTS.






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